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                                                                   EXHIBIT 99.3A


               PRINCIPAL UNDERWRITING AND DISTRIBUTOR AGREEMENT
               ------------------------------------------------

     THIS PRINCIPAL UNDERWRITING AND DISTRIBUTOR AGREEMENT is made as of this 25th day of April 2001, effective as of May 1, 2001 ("Effective Date"), by and between United Investors Life Insurance Company ("United Investors"), a Missouri corporation, on its own behalf and on behalf of United Investors Life Variable Account, United Investors Advantage Gold Variable Account, United Investors Annuity Variable Account and United Investors Universal Life Account, collectively referred to herein as the Variable Accounts ("Variable Accounts"), and SAL Financial Services, Inc. ("SAL Financial"), a Maryland corporation.

                                  WITNESSETH:

     WHEREAS, the Variable Accounts are segregated asset accounts established and maintained by United Investors pursuant to the laws of the State of Missouri for deferred variable annuity policies and flexible premium variable life insurance policies issued by United Investors (herein collectively referred to as "Variable Contracts"), under which income, gains, and losses, whether or not realized, from assets allocated to such account, will be, in accordance with the terms of each Variable Contract, credited to or charged against such account without regard to other income, gains, or losses of United Investors; and

     WHEREAS, United Investors has registered each Variable Account as a unit investment trust under the Investment Company Act of 1940 (the "Investment Company Act"); and

     WHEREAS, SAL Financial has registered as a broker-dealer under the Securities Exchange Act of 1934 (the "Exchange Act") and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, United Investors has registered the Variable Contracts under the Securities Act of 1933 (the "Securities Act") and proposes to issue and sell the Variable Contracts through SAL Financial acting as its principal underwriter:

     NOW, THEREFORE, United Investors and SAL Financial hereby mutually agree as follows:

     1. Underwriting Services.
        ---------------------

        (a) United Investors authorizes SAL Financial, during the term of this Agreement, subject to the registration requirements of the Securities Act and the Investment Company Act and the provisions of the Exchange Act, to be the distributor and principal underwriter of the Variable Contracts. SAL Financial agrees to use its reasonable efforts to distribute the Variable Contracts and to undertake to provide sales support services with respect to the Variable Contracts and otherwise to perform all duties and functions necessary and proper for the distribution of the Variable Contracts.

        (b) (i) To the extent necessary to fulfill its obligations as Principal Underwriter and Distributor under this agreement, SAL shall be duly registered or otherwise qualified under the federal securities laws.

            (ii) SAL Financial shall be duly registered or otherwise qualified under the
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insurance laws of any state or other jurisdiction in which it offers for sale the Variable Contracts. Any sales representatives of SAL Financial distributing the Variable Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of variable contracts under the federal securities laws, any applicable insurance laws and securities laws of each state or other jurisdiction in which such Variable Contracts may lawfully be sold and in which United Investors is licensed to sell the Variable Contracts. SAL Financial shall be responsible for the training, supervision, and control of its own representatives for the purposes of the National Association of Securities Dealers, Inc. ("NASD") Conduct Rules and federal and state securities law requirements applicable in connection with the distribution of the Variable Contracts. SAL Financial shall retain written supervisory procedures in accordance with NASD Conduct Rule 3010.

        (c) SAL Financial agrees to distribute the Variable Contracts for sale in accordance with the prospectuses therefor filed with the Securities and Exchange Commission ("Commission") then in effect. SAL Financial is not authorized to give any information or to make any representations concerning the Variable Contracts other than those contained in such current prospectuses or in such sales literature as may be authorized by United Investors.

        (d) All purchase payments made or other monies payable under the Variable Contracts shall be paid or remitted by or on behalf of Variable Contract owners directly to United Investors or its designated servicing agent and shall become the exclusive property of United Investors. United Investors will retain all such payments and monies except to the extent such payments and monies are allocated to the Variable Accounts. United Investors shall pay to SAL Financial or to the designated servicing agent if approved by SAL Financial all such monies required to be paid as commissions with respect to the Variable Contracts.

     2. Sales Agreements.
        ----------------

     SAL Financial is authorized to enter into separate written sales agreements, on such terms and conditions as SAL Financial may determine not to be inconsistent with this Agreement, with broker-dealers registered as such under the Exchange Act, for distribution of the Variable Contracts. These sales agreements will be in a form mutually agreeable to the parties to this Agreement.

     3. Compensation.
        ------------

        (a) For the distribution and sales services rendered by SAL Financial as the Principal Underwriter and Distributor and the continuing obligations discussed herein, United Investors shall pay SAL Financial a fee of $25,000 per month, payable monthly in advance. United Investors also agrees to pay actual out-of-pocket expenses incurred in connection with providing services pursuant to this Agreement pursuant to monthly invoices furnished by SAL Financial. Further, United Investors agrees to pay all other reasonable out-of-pocket expenses (including attorney's fees) associated with the formation of the relationship memorialized in this Agreement which shall be due and payable upon submission of the calculation. Such invoices for payment will be paid by United Investors within thirty (30) days after receipt.

        (b) In addition to the compensation provided for in (a) above, SAL Financial shall receive such additional compensation as is necessary for it to fulfill its obligations to selling brokers who execute sales agreements pursuant to Section 2.
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        (c) United Investors shall provide to SAL Financial at such times and with such frequency as SAL Financial may from time to time hereinafter designate in writing any and all commission records relating to the Variable Contracts such that SAL Financial may maintain complete and accurate records and accountings of all commissions and compensation payable through SAL Financial's books and records pursuant to this Agreement and necessary to support SAL Financial's FOCUS reports required to be filed with the NASD.

     4. Records.
        -------

     United Investors and SAL Financial shall each maintain such accounts, books and other documents as are required to be maintained by each by applicable laws and regulations and shall preserve such accounts, books and other documents for the periods prescribed by such laws and regulations. The accounts, books and records of United Investors, the Variable Accounts, the Variable Contracts and SAL Financial as to the transactions hereunder shall be maintained to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to demonstrate the reasonableness of the amounts paid by either party hereunder. Each party shall have the right to inspect and audit such accounts, books and records of the other party during normal business hours upon reasonable written notice to the other party.
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     5. Regulations.
        -----------

        (a) This Agreement shall be subject to the provisions of the Investment Company Act and the Exchange Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the Investment Company Act as the Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

        (b) SAL Financial shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of United Investors or the Variable Accounts any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

     6. Registration Statements, Prospectuses and Promotional Material.
        --------------------------------------------------------------

     United Investors shall furnish SAL Financial with such number of copies of all registration statements, prospectuses, financial statements, and all other documents and materials that SAL Financial may reasonably request for use in connection with the distribution of the Variable Contracts or otherwise. United Investors shall not file or use any registration statement, any prospectus or sales promotion materials of any kind whatsoever that bear or purport to bear SAL Financial's name without SAL Financial's prior written consent. SAL Financial and United Investors agree to cooperate fully in designing, drafting, and reviewing sales promotion materials, and with respect to the preparation of individual sales proposals related to the sale of the Variable Contracts; provided, however, that, notwithstanding anything herein to the contrary, SAL Financial and United Investors agree that (i) SAL Financial shall not use any such sale promotion materials not provided or approved by United Investors and the NASD and (ii) United Investors shall not itself use or authorize any other person to use any such sales promotion materials unless such sales promotion materials have been approved by SAL Financial and the NASD.

     7. Investigations and Proceedings.
        ------------------------------

        (a) SAL Financial and United Investors agree to cooperate fully in any insurance company regulatory investigation or proceeding or judicial proceedings arising in connection with the Variable Contracts distributed under this Agreement. SAL Financial and United Investors further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceedings or any judicial proceeding with respect to United Investors, SAL Financial, their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Variable Contracts distributed under this Agreement. Without limiting the foregoing:
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            (i) United Investors will notify promptly SAL Financial promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by United Investors with respect to SAL Financial or any representative or which may affect United Investors' issuance of any Policies marketed and/or serviced under this Agreement; and

            (ii) SAL Financial will promptly notify United Investors of any customer complaint or notice of any regulatory inspection, inquiry, investigation or judicial proceeding received by SAL Financial or any representative with respect to United Investors or its affiliates in connection with any Variable Contracts distributed under this Agreement or any activity in connection with any Policies.

        (b) In the case of a customer complaint, SAL Financial and United Investors will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

     8. Inspection.
        ----------

     SAL Financial shall have the right to inspect any and all books and records of United Investors and the Variable Accounts that SAL Financial deems necessary to effect its duties hereunder at any such times during normal business hours as SAL Financial may request.

     9. Exclusivity.
        -----------

     The services of SAL Financial and United Investors under this Agreement are not deemed to be exclusive and SAL Financial and United Investors shall be free to render similar services to others, including, without implied limitation, such other separate investment accounts as are now or hereafter established by United Investors, SAL Financial or any affiliate of SAL Financial so long as the services of SAL Financial and United Investors hereunder are not impaired or interfered with thereby.

     10. Assignment.
         ----------

     Neither party may assign this Agreement without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the successor of the parties hereto.

     11. Notices.
         -------

     All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:
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          If to United Investors:

          United Investors Life Insurance Company
          2001 Third Avenue South
          Birmingham, Alabama 35233
          Attention:  John H. Livingston, Esq.

          If to SAL Financial:

          SAL Financial Services, Inc.
          800 Shades Creek Parkway, Suite 700
          Birmingham, Alabama 35209
          Attention:  Christopher L. Frankel
                      James S. Holbrook, Jr.

          With copy to:

          William K. Holbrook
          Haskell Slaughter Young & Rediker, L.L.C.
          1200 AmSouth/Harbert Building
          1901 Sixth Avenue South
          Birmingham, Alabama  35203

          Or to such other address as United Investors or SAL Financial shall designate by written notice to the other.

     12. Amendment.
         ---------

     This Agreement may be amended from time to time by written agreement of the parties.

     13. Severability.
         ------------

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     14. Term.
         ----

     This Agreement shall be effective for a term of twenty-four (24) months from the Effective Date ("Initial Term"). Thereafter, this Agreement shall automatically renew for a period of one (1) year unless either party shall have provided written notice of its intent not to renew at least sixty (60) days prior to the end of the Initial Term.
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     15. Termination.
         -----------

     This Agreement may be terminated by either party for cause in the event of
(i) a breach of a material term of the Agreement by the other party, or (ii) the willful misfeasance, bad faith or gross negligence of the other party. In the event of a termination for cause, the terminating party shall deliver to the breaching party a notice specifying the nature of the breach, and the breaching party shall have thirty (30) days to cure such breach. Following the Initial Term, either party may terminate this Agreement without penalty upon sixty (60) days written notice to the other party. During the Initial Term, SAL Financial may terminate this Agreement upon sixty (60) days prior notice; provided that, United Investors has received written notice from the NASD approving the membership of its broker-dealer subsidiary. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (i) the obligation to settle accounts hereunder, issued pursuant to applications received by United Investors prior to termination and (ii) the agreements contained in paragraph 9 hereof.

     16. Applicable Law.
         --------------

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Missouri.

     17. Counterparts.
         ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed an instrument.
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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to the duly executed as of the day and year first above written.


(seal)


                                     UNITED INVESTORS LIFE
                                     INSURANCE COMPANY

        /s/ John H. Livingston       By:    /s/ Anthony L. McWhorter
        ----------------------              ------------------------

Title:  Secretary and Counsel        Title: President
        ----------------------              ------------------------



(seal)                               SAL FINANCIAL SERVICES, INC.

Attest:
                                     By:     /s/ C. Frankel
        ----------------------               -----------------------

Title:                               Title   President/CEO
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